UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2011

Avatar Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-07395	23-1739078
(Commission File Number)	(I.R.S. Employer Identification No.)

395 Village Drive Poinciana Florida	34759
(Address of Principal Executive Offices)	(Zip Code)

(863) 427-7180
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The information required by Item 1.01 is incorporated by reference from Item 5.02 of this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Employment Agreement with Mr. Anderson

On December 31, 2011, Avatar Holdings Inc. ("Avatar") entered into an Amended and Restated Employment Agreement with Allen Anderson (the "Employment Agreement").  Effective December 31, 2011, the Employment Agreement replaces and supersedes the employment agreement between Avatar and Mr. Anderson, dated June 15, 2011.  Mr. Anderson and the Board of Directors of Avatar (the "Board") have agreed to Mr. Anderson's continued employment as Chief Executive Officer and President of Avatar on an "at will" basis consistent with Avatar's policy for all executive officers.  Mr. Anderson's employment is "at will," meaning that either Mr. Anderson or Avatar may terminate his employment at any time and for any reason, with or without cause.

Pursuant to the Employment Agreement, Mr. Anderson will receive an annual base salary of $360,000 and will be entitled to participate in all employee benefit plans and arrangements for executive officers, other than Avatar's health insurance plans. In lieu of participation in Avatar's health insurance plan, Avatar will reimburse Mr. Anderson, in cash, for his cost of participating in his own personal health insurance plan when he provides Avatar with supporting documentation.

Pursuant to the Employment Agreement and a Stock Award Agreement, dated January 1, 2012, between Avatar and Mr. Anderson, Mr. Anderson was granted  an aggregate of 320,000 restricted shares of Avatar common stock (the "Award") under the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement) (the "Plan") on January 1, 2012.  Mr. Anderson's Award will be divided into three tranches. The compensation committee of the Board (the "Compensation Committee") will determine in good faith whether and to what extent the goals for each tranche have been achieved within 15 days following each term described below.  The First Tranche, the Second Tranche and the Third Tranche, as defined below, will vest as follows:

a)
the first tranche of 64,000 shares of restricted stock (the "First Tranche") will vest on June 30, 2012 to the extent that the Compensation Committee determines that the following goals have been achieved by the end of the period from January 1, 2012 through June 30, 2012:

i)	a material reduction in general administrative and overhead costs as compared to the general administrative and overhead costs for the six-month period ending June 30, 2011;

ii)	the approval of the Board of, and the commencement of the implementation of, a strategic plan for Avatar to achieve positive cash flows and earnings; and

iii)	the completion of the relocation of Avatar's corporate offices.

b)
the second tranche of 128,000 shares of restricted stock (the "Second Tranche") will vest on June 30, 2013 to the extent that the Compensation Committee determines that the following goals have been achieved by the end of the period from July 1, 2012 through June 30, 2013:

i)	the closing of the sale of material non-core assets of Avatar;

ii)	the submission to, and approval by, the Board of a plan for Avatar to return to profitability by December 31, 2013; and

iii)	the investment, or commitment, of at least 50% of cash available for long-term investments.

c)
the third tranche of 128,000 shares of restricted stock (the "Third Tranche") will vest on June 30, 2014 to the extent that the Compensation Committee determines that the following goals have been achieved by the end of the period from July 1, 2013 through June 30, 2014:

i)	the continued successful implementation of the strategic plan; and

ii)	Avatar's return to profitability by December 31, 2013.

In the event of the occurrence of a change of control, as defined in the Plan, before July 1, 2014, Mr. Anderson's Award will vest in full as of the date of the change in control.  If Avatar terminates Mr. Anderson's employment in connection with the occurrence of a Material Capital Transaction, as defined in the Employment Agreement, before July 1, 2014 and provided Mr. Anderson is willing to remain employed through the date on which a replacement chief executive officer begins employment with Avatar, Mr. Anderson's Award will vest in full as of the date of such termination.

The Employment Agreement also includes standard provisions relating to non-competition, confidentiality, nondisparagement and compliance with Section 409A of the Internal Revenue Code of 1986, as amended.  Pursuant to the Employment Agreement, from January 1, 2012 until the date of the executive's employment is terminated (the "Restriction Period"), Mr. Anderson shall not, directly or indirectly, own any interest in, operate, join, control or participate as a partner, shareholder, member, director, manager, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity that is in competition with the business of Avatar or any of their affiliates within 100 miles of any jurisdiction in which Avatar or any of their affiliates is engaged, or in which any of the foregoing has documented plans to become engaged of which Mr. Anderson has knowledge at the time of his termination of employment.  Mr. Anderson would not be in violation of the non-competition provision if he owns less than 5%, as a passive investment, in any public company.

Stock Award Agreement with Ms. Johnston

On January 1, 2012, Avatar entered into a Stock Award Agreement with Tina Johnston.  Pursuant to Ms. Johnston's Stock Award Agreement, Ms. Johnston was granted 15,000 restricted shares of Avatar common stock under the Plan on January 1, 2012. The vesting schedule of Ms. Johnston's restricted shares is as follows, provided Ms. Johnston remains continuously employed through the vesting date below:

i)	5,000 restricted shares on January 1, 2013;
ii)	5,000 restricted shares on January 1, 2014; and
iii)	5,000 restricted shares on January 1, 2015.

Upon termination of Ms. Johnston's employment, Ms. Johnston will forfeit to Avatar, without compensation all restricted shares under the Stock Award Agreement that have not vested on the date of such termination of employment.  In the event of the occurrence of a change of control, as defined in the Plan, Ms. Johnston's award will vest in full as of the date of the change in control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2012	AVATAR HOLDINGS INC.

	By:	/s/ Allen J. Anderson
	Name:	Allen J. Anderson,
	Title:	Director, President, and Chief Executive Officer (Principal Executive Officer)